UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2005, Provide Commerce, Inc. entered into a Third Amendment to Sublease with Epicor Software Corporation (the “Amendment”). Under the terms of the Amendment, Provide Commerce will lease an additional 9,845 rentable square feet on the first floor at 5005 Wateridge Vista Drive, San Diego, California. This space is in addition to the space currently occupied by Provide Commerce at the same location, bringing its total rentable square footage at the facility to 60,700. Provide Commerce will have no obligation to pay rent until June 2005 for the extra space. After this period, the monthly rent for the entire facility will be $88,015 and will increase incrementally to $98,941 during the remainder of the term. The term of Provide Commerce’s lease, including the Amendment, expires in August 2009.

A copy of the Amendment is attached hereto as Exhibit 10.47 and is incorporated by reference herein. The description of the Amendment contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.47	Third Amendment to Sublease, dated March 9, 2005, by and between Provide Commerce, Inc. and Epicor Software Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.

Date: March 15, 2005	By:	/s/ Rex E. Bosen
Rex E. Bosen
Vice President, Finance and Accounting and Corporate Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.47	Third Amendment to Sublease, dated March 9, 2005, by and between Provide Commerce, Inc. and Epicor Software Corporation.